UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2021
_____________________________________
Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
_____________________________________

Delaware	001-37570		27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

650 Castro Street, Suite 400	Mountain View	California	94041
(Address of Principal Executive Offices)			(Zip Code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

c)    On December 15, 2021, the Board of Directors of Pure Storage, Inc. ("Pure") designated Ajay Singh as an officer under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an executive officer under Rule 3b-7 of the Exchange Act, effective immediately. Mr. Singh, age 63, has served as Pure's Chief Product Officer since January 2021. Previously, Mr. Singh worked at VMware from May 2015 to January 2021, most recently serving as the Senior Vice President - General Manager of the Cloud Management Business Unit.

Mr. Singh and Pure are parties to an employment offer letter ("Offer Letter") pursuant to which Mr. Singh receives an annual base salary of $550,000. In addition, Mr. Singh is eligible for an annual performance-based cash bonus, with a target amount equal to 80% of his base salary, based on performance measures set and being satisfied, as determined by the Compensation Committee of the Board. Pursuant to the Offer Letter and Pure's 2015 Equity Incentive Plan, in March 2021, Pure granted Mr. Singh a restricted stock unit award for 281,291 shares (the "RSU Award"). The RSU Award will vest and settle as to 25% of the shares in March 2022, with the remaining shares vesting in equal quarterly installments over the subsequent 12 quarters, subject to Mr. Singh's continuous service. In addition, in June 2021, Pure granted Mr. Singh a performance restricted stock unit with a target value of $3,250,000 (subject to a price conversion mechanism) to be earned based on performance measures set and being satisfied, as determined by the Compensation Committee of the Board (the "Performance Award"). The actual number of shares earned under the Performance Award will vest over three years, with one-third vesting in March 2022 and the remaining shares earned under the Performance Award vesting quarterly thereafter, subject to Mr. Singh's continuous service.

Mr. Singh is eligible to participate in Pure's Change in Control Severance Benefit Plan, which was filed as Exhibit 10.12 to Pure's Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 25, 2021 (the "Annual Report"). The foregoing description is qualified in its entirety by reference to the Offer Letter, which will be filed as an exhibit to Pure's Annual Report on Form 10-K for the period ending February 6, 2022. In connection with his appointment, Mr. Singh will execute Pure's standard form of indemnity agreement for officers, which was filed as Exhibit 10.8 to the Annual Report.
There is no arrangement or understanding between Mr. Singh and any other person pursuant to which Mr. Singh was appointed as an officer. There are no family relationships between Mr. Singh and any director or executive officer of Pure and, other than as described above, no transaction involving Mr. Singh that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Niki Armstrong
Niki Armstrong
General Counsel and Corporate Secretary
December 17, 2021